UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2013 (February 13, 2013)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On  February 13, 2013, Cardtronics Creative UK Limited, a wholly-owned subsidiary of Cardtronics, Inc. (collectively “Cardtronics”), announced a recommended offer to acquire the entire issued and to be issued share capital of i-design Group plc ("i-design") for £0.60 in cash per outstanding share, or approximately $13.4 million in the aggregate. The offer is subject to certain terms and conditions, including that if fewer than 90% of i-design's shares are accepted to the offer by March 6, 2013, Cardtronics may lapse its offer.

i-design is a  leading provider of customer engagement software and interface design solutions for the ATM and other self-service banking channels. For further information on i-design, please refer to i-design’s website at www.i-designplc.com. For further information on Cardtronics’ offer, please refer to http://www.cardtronics.com/about/potential-offer.asp

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: February 13, 2013	By: /s/ j. chris brewster
Name: J. Chris Brewster
Title: Chief Financial Officer